EXHIBIT 99.1

II-VI Incorporated Reports Fiscal Third Quarter Earnings on Record Bookings and Revenues

PITTSBURGH, May 1, 2014 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its third fiscal quarter ended March 31, 2014.

Bookings from continuing operations for the third quarter increased 35% to a record $187.5 million, compared to $138.6 million in the third quarter of last fiscal year. Bookings from continuing operations for the nine months ended March 31, 2014 increased 32% to $498.0 million, compared to $375.9 million for the same period last fiscal year. Bookings resulting from the Company's acquisitions from Oclaro, Inc. completed during this fiscal year were $39.1 million and $73.2 million, respectively, for the three and nine months ended March 31, 2014. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the third quarter increased 21% to a record $173.6 million from $144.0 million in the third quarter of last fiscal year. Revenues from continuing operations for the nine months ended March 31, 2014 increased 25% to $495.4 million, compared to $397.1 million for the same period last fiscal year. Revenue resulting from the Company's acquisitions from Oclaro, Inc. completed during this fiscal year was $37.5 million and $75.7 million, respectively, for the three and nine months ended March 31, 2014.

Earnings from continuing operations attributable to II-VI for the third quarter were $8.5 million, or $0.13 per share-diluted, compared to earnings from continuing operations of $16.0 million, or $0.25 per share-diluted, for the third quarter of last fiscal year. For the nine months ended March 31, 2014, earnings from continuing operations attributable to II-VI were $25.7 million, or $0.40 per share-diluted, compared to earnings from continuing operations of $43.4 million, or $0.68 per share-diluted, for the same period last fiscal year. During the current quarter, the Company recorded restructuring and other charges that reduced earnings by $2.3 million, or $0.04 per share-diluted, primarily related to cost reductions at its newly acquired businesses noted above. In addition, acquisition-related expenses for the three and nine months ended March 31, 2014 were $0.02 and $0.17 per share-diluted, respectively. Please refer to the reconciliation of reported earnings from continuing operations attributable to II-VI to non-GAAP earnings in this earnings release.

Francis J. Kramer, President and Chief Executive Officer said, "During the current quarter we experienced strong bookings from industrial customers worldwide. Of our 35% bookings growth from last fiscal year, organic bookings grew over 6%. The bookings increase is being driven, in part, by the value realized from our investments in alternative materials and technologies acquired during the last 18 months. The strong bookings performance means our order backlog now totals more than $215 million, the largest in Company history."

"Current fiscal year acquisitions in our Active Optical Products segment reflect our commitment to expand our laser technology platform. Nevertheless, the process of establishing sound operating practices in the acquisitions and leveraging the strategic advantage will continue to take some time. Through continued focus on disciplined execution and strategic focus that characterizes our other businesses, we expect to leverage the acquired technologies to generate solid financial performance."

Kramer continued, "In our other business segments, demand remains strong, though we continue to experience pricing pressure in our businesses that have more consumer applications. In our Near-Infrared Optics segment, the revenue mix continues to reflect lower margin products, and while Military & Materials revenues were impacted by military orders being stretched over longer periods of time, even though earnings were higher with our exit from the tellurium market. We are seeing nice growth in revenues and earnings in the Advanced Products Group led by significant contributions from our Wide Bandgap Materials group and M-Cubed Technologies."

Mary Jane Raymond, the Company's new Chief Financial Officer said, "I believe II-VI has very good financial fundamentals. The Company is generating record cash flows from operations while continuing to invest in advanced technologies. During the current quarter, we repaid $20 million of outstanding borrowings and repurchased $11 million of II-VI shares under the current $20 million share repurchase program."

As discussed below under "Use of non-GAAP Financial Measures," the Company is presenting non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the non-GAAP adjusted financial measures.

Segment Information from Continuing Operations

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings from continuing operations is a useful performance measure because it reflects the results of segment performance over which management has direct control.

The Company completed the following acquisitions from Oclaro, Inc., the results of which are included in the Active Optical Products business segment.

  Semiconductor laser business, September 12, 2013; and
  Fiber amplifier and micro-optics business, November 1, 2013.
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
$ Millions, except % (Unaudited)	2014	2013	% Increase (Decrease)	2014	2013	% Increase (Decrease)

Bookings:
Infrared Optics	$ 56.4	$ 51.2	10%	$ 156.2	$ 143.3	9%
Near-Infrared Optics	34.8	32.8	6%	106.7	103.6	3%
Military & Materials	25.0	20.3	23%	70.0	61.3	14%
Advanced Products Group	32.2	34.3	(6)%	91.9	67.7	36%
Active Optical Products	39.1	--	--	73.2	--	--
Total Bookings	$ 187.5	$ 138.6	35%	$ 498.0	$ 375.9	32%

Revenues:
Infrared Optics	$ 50.3	$ 52.8	(5)%	$ 152.1	$ 149.8	2%
Near-Infrared Optics	33.6	35.9	(6)%	109.3	113.5	(4)%
Military & Materials	22.2	27.7	(20)%	73.0	67.9	8%
Advanced Products Group	30.0	27.6	9%	85.3	65.9	29%
Active Optical Products	37.5	--	--	75.7	--	--
Total Revenues	$ 173.6	$ 144.0	21%	$ 495.4	$ 397.1	25%

Segment Earnings (Loss):
Infrared Optics	$ 10.0	$ 14.0	(29)%	$ 28.7	$ 36.4	(21)%
Near-Infrared Optics	2.1	3.7	(43)%	7.7	16.6	(54)%
Military & Materials	1.4	(0.4)	475%	8.3	(1.2)	800%
Advanced Products Group	3.2	0.9	256%	6.0	0.3	1,900%
Active Optical Products	(8.0)	--	--	(18.9)	--	--
Total Segment Earnings	$ 8.7	$ 18.2	(52)%	$ 31.8	$ 52.1	(39)%

Below is a reconciliation of Segment Earnings reported in this press release to reported Net Earnings.

Reconciliation of segment earnings to	Three Months Ended		Nine Months Ended
net earnings (Unaudited)	March 31,		March 31,
$ Millions	2014	2013	2014	2013

Segment earnings	$ 8.7	$ 18.2	$ 31.8	$ 52.1
Interest expense	1.4	0.4	3.1	0.7
Other expense (income), net	(1.7)	(1.4)	(2.8)	(6.7)
Income taxes	0.5	2.9	5.8	13.8
(Income) loss from discontinued operation	--	0.2	(0.1)	2.6
Net Earnings	$ 8.5	$ 16.1	$ 25.8	$ 41.7

Other Selected Financial Information from Continuing Operations

The following other selected financial information from continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization ("EBITDA"). The Company believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
$ Millions, except share information (Unaudited)	2014	2013	2014	2013

EBITDA	$ 23.6	$ 30.3	$ 74.0	$ 88.7
Cash paid for capital expenditures	$ 6.5	$ 4.3	$ 20.8	$ 17.5
Net borrowings (payments) on indebtedness	$ (20.0)	$ (3.0)	$ 149.0	$ 109.0
Share-based compensation expense, pre-tax	$ 2.5	$ 2.7	$ 9.7	$ 9.2
Cash paid for shares repurchased through the Company's share repurchase program	$ 11.0	$ 9.1	$ 11.0	$ 20.0
Shares repurchased through the Company's share repurchase program	750,000	523,980	750,000	1,141,022

 Outlook

For the fourth fiscal quarter ending June 30, 2014, the Company currently forecasts revenues from continuing operations to range from $175 million to $190 million and earnings per share from continuing operations to range from $0.15 to $0.20 per share-diluted. Comparable results for the quarter ended June 30, 2013 were revenues from continuing operations of $154 million and earnings per share from continuing operations of $0.22. For the fiscal year ending June 30, 2014, the Company currently expects revenues from continuing operations to range from $670 million to $685 million and earnings per share from continuing operations to range from $0.55 to $0.60 per share-diluted. Comparable results for the year ended June 30, 2013 were revenues from continuing operations of $551.1 million and earnings per share from continuing operations of $0.90.  All financial performance measures included in these forecasts, and their respective historical references, were prepared in accordance with GAAP. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Discontinued Operations

The Company's subsidiary Pacific Rare Specialty Metals & Chemicals, Inc. ("PRM"), a business in the Company's Military & Materials segment, discontinued its tellurium product line during the second fiscal quarter ended December 31, 2013. Results for all periods presented reflect the presentation of the tellurium product line as a discontinued operation.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday, May 1, 2014 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/pmlqrva. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings attributable to II-VI Incorporated and adjusted non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of non-GAAP financial measures, including that non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, optical communications, military and aerospace, high-power electronics, semiconductor laser and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH ("HIGHYAG") manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. ("Photop") manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. ("Aegis") manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals ("PRM") produces and refines a rare earth element and selenium. Max Levy Autograph, Inc. ("MLA") manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's advanced products group, the Wide Bandgap Materials ("WBG") group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. ("Marlow") designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group ("WMG") provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. ("M Cubed") develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

In the Company's active optical products segment, II-VI Laser Enterprise GmbH ("II-VI Laser Enterprise") is an industry-leading manufacturer of high-power semiconductor laser components enabling fiber and direct diode laser systems for material processing, medical, consumer and printing applications. In addition, II-VI Laser Enterprise manufactures pump lasers for optical amplifiers for both terrestrial and submarine applications and vertical cavity surface emitting lasers ("VCSELs") for optical navigation, optical interconnects and optical sensing applications. II-VI Network Solutions Division is an industry leading manufacturer of customized solutions providing customers with end-to-end design and manufacturing support to enable rapid realization of customer-specific amplification and micro-optics solutions.  These two businesses serve as the foundation for a new strategic-technology platform for the Company.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenues
Net sales:
Domestic	$ 54,424	$ 53,196	$ 178,683	$ 156,958
International	119,131	90,744	316,657	240,087
Total Revenues	173,555	143,940	495,340	397,045

Costs, Expenses & Other Expense (Income)
Cost of goods sold	118,865	92,986	330,945	248,424
Internal research and development	12,099	5,781	31,201	16,992
Selling, general and administrative	33,848	27,004	101,412	79,534
Interest expense	1,412	449	3,064	708
Other expense (income), net	(1,694)	(1,401)	(2,766)	(6,713)
Total Costs, Expenses, and Other Expense (Income)	164,530	124,819	463,856	338,945

Earnings from Continuing Operations Before Income Taxes	9,025	19,121	31,484	58,100

Income Taxes	494	2,861	5,823	13,844

Earnings from Continuing Operations	8,531	16,260	25,661	44,256

Earnings (loss) from Discontinued Operation, net of income taxes	--	(166)	133	(2,563)

Net Earnings	$ 8,531	$ 16,094	$ 25,794	$ 41,693

Less: Net Earnings Attributable to Noncontrolling Interests	--	225	--	906

Net Earnings Attributable to II-VI Incorporated	$ 8,531	$ 15,869	$ 25,794	$ 40,787

Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:
Continuing operations	$ 0.13	$ 0.25	$ 0.40	$ 0.68
Discontinued operation	$ 0.00	$ (0.00)	$ 0.00	$ (0.04)
Consolidated	$ 0.13	$ 0.25	$ 0.40	$ 0.64

Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:
Continuing operations	$ 0.14	$ 0.26	$ 0.41	$ 0.69
Discontinued operation	$ 0.00	$ (0.00)	$ 0.00	$ (0.04)
Consolidated	$ 0.14	$ 0.26	$ 0.41	$ 0.65

Average Shares Outstanding - Diluted	63,746	63,724	63,870	63,965
Average Shares Outstanding - Basic	62,355	62,130	62,426	62,482

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	March 31,	June 30,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$ 185,691	$ 185,433
Accounts receivable	126,228	107,173
Inventories	174,607	141,859
Deferred income taxes	9,192	10,794
Prepaid and refundable income taxes	4,456	4,543
Prepaid and other current assets	15,535	11,342
Total Current Assets	515,709	461,144
Property, plant & equipment, net	211,733	170,672
Goodwill	198,864	123,352
Other intangible assets, net	141,263	86,701
Investment	11,409	11,203
Deferred income taxes	1,995	2,696
Other assets	9,091	8,034
Total Assets	$ 1,090,064	$ 863,802

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ --
Accounts payable	47,885	23,617
Accruals and other current liabilities	67,204	70,817
Total Current Liabilities	135,089	94,434
Long-term debt	242,907	114,036
Deferred income taxes	10,790	4,095
Other liabilities	36,037	15,129
Total Liabilities	424,823	227,694
Total Shareholders' Equity	665,241	636,108
Total Liabilities and Shareholders' Equity	$ 1,090,064	$ 863,802

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

($000)	Nine Months Ended
	March 31,
	2014	2013
Cash Flows from Operating Activities
Net cash provided by:
Continuing operations	$ 67,408	$ 67,955
Discontinued operation	1,197	164
Net cash provided by operating activities	68,605	68,119

Cash Flows from Investing Activities
Additions to property, plant and equipment	(20,767)	(17,430)
Purchases of businesses, net of cash acquired	(177,676)	(126,165)
Proceeds received on contractual settlement from Thailand flood	--	2,436
Other investing activities	226	1,452
Net cash used in investing activities:
Continuing operations	(198,217)	(139,707)
Discontinued operation	--	(68)
Net cash used in investing activities	(198,217)	(139,775)

Cash Flows from Financing Activities
Proceeds from borrowings	183,000	113,000
Payments on borrowings	(34,000)	(4,000)
Purchases of treasury stock	(10,957)	(19,978)
Payment of redeemable noncontrolling interest	(8,789)	(284)
Payment on earn-out arrangement	(2,200)	--
Proceeds from exercises of stock options	3,613	3,836
Other	(1,375)	(19)
Net cash provided by financing activities	129,292	92,555

Effect of exchange rate changes on cash and cash equivalents	578	(249)

Net increase in cash and cash equivalents	258	20,650

Cash and Cash Equivalents at Beginning of Period	185,433	134,944
Cash and Cash Equivalents at End of Period	$ 185,691	$ 155,594

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings from Continuing Operations Attributable to II-VI Incorporated to Non-GAAP Earnings from Continuing Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Reported Earnings from Continuing Operations Attributable to II-VI Incorporated	$8.5	$16.0	$25.7	$43.4

Add back:
Restructuring charges	3.4	--	3.4	--
Acquisitions transaction expenses	--	0.1	3.9	1.3
Acquisitions FMV inventory adjustments	--	0.6	4.1	0.6
Amortization and depreciation on FMV step-up of tangible and intangible assets from acquisitions	2.5	1.1	6.6	1.8
Contractual settlement from Thailand flooding	--	--	--	(5.3)
Write-down of selenium inventory	--	0.3	--	1.1

Income tax impact on unusual items	(1.8)	(0.6)	(4.4)	0.2

Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated	$12.6	$17.5	$39.3	$43.1

Per share data:
Earnings from Continuing Operations Attributable to II-VI Incorporated:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$0.13	$0.25	$0.40	$0.68
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$0.14	$0.26	$0.41	$0.69

Per share, After-Tax Impact of Special Items on:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$0.06	$0.02	$0.21	$(0.00)
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$0.07	$0.02	$0.22	$(0.00)

Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated:
Adjusted Non-GAAP Earnings from Continuing Operations Diluted Earnings Per Share:	$0.20	$0.27	$0.62	$0.67
Adjusted Non-GAAP Earnings from Continuing Operations Basic Earnings Per Share	$0.20	$0.28	$0.63	$0.69

Below is a reconciliation of EBITDA from reported in this press release to reported Net Earnings.

Reconciliation of EBITDA to Net Earnings (Unaudited) ($ Millions)	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

EBITDA	$ 23.6	$ 30.3	$ 74.0	$ 88.7
Interest expense	1.4	0.4	3.1	0.7
Depreciation and amortization	13.2	10.7	39.4	29.9
Income taxes	0.5	2.9	5.8	13.8
(Income) loss from discontinued operation	--	0.2	(0.1)	2.6
Net earnings	$ 8.5	$ 16.1	$ 25.8	$ 41.7
CONTACT: II-VI Incorporated
         Mary Jane Raymond, Chief Financial Officer and Treasurer
         (724) 352-4455
         mjraymond@ii-vi.com